Consent of Independent Certified Public Accountants

Board of Directors
Chipcards, Inc.
San Francisco, California

We hereby consent to the use in the Prospectus constituting a part of Amendment 2 to this Registration Statement of our report dated February 6, 2002, relating to the combined financial statements of Chipcards, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
San Francisco, California

May 10, 2002